Exhibit 99.1

For Immediate Release

January 22, 2015

For More Information

Trisha Voltz Carlson

SVP, Investor Relations Manager

504.299.5208

trisha.carlson@hancockbank.com

Hancock reports fourth quarter 2014 financial results

Continuing to replace declines in purchase accounting income with quality, core results;

full year 2014 core income and E.P.S. up over 30% compared to 2013

GULFPORT, Miss. (January 22, 2015) — Hancock Holding Company (Nasdaq: HBHC) today announced its financial results for the fourth quarter of 2014. Net income for the fourth quarter of 2014 was $40.1 million, or $.48 per diluted common share, compared to $46.6 million, or $.56 in the third quarter of 2014 and $34.7 million, or $.41 in the fourth quarter of 2013.

Operating income for the fourth quarter of 2014 was $46.4 million, or $.56 per diluted common share, compared to $49.1 million, or $.59, in the third quarter of 2014. Operating income was $45.8 million, or $.55, in the fourth quarter of 2013. We define our operating income as net income excluding tax-effected securities transactions gains or losses and nonoperating expense items. Nonoperating expenses totaled $9.7 million and $3.9 million (pre-tax), in the fourth and third quarters of 2014, respectively, and $17.1 million (pre-tax) in the fourth quarter of 2013. Management believes that operating income is one useful measure of our financial performance that helps investors compare the company’s fundamental operational performance from period to period. The financial tables include a reconciliation of net income to operating income.

Over the past several quarters we have disclosed our focus on strategic initiatives that are designed to replace declining levels of purchase accounting income from acquisitions with improvement in core income, which the company defines as operating income excluding tax-effected purchase accounting adjustments. Over time, this strategic focus should improve the company’s core income. Management believes that consistent reporting of core income helps investors understand the success management has had in executing its strategic initiatives. Our core income for the fourth quarter of 2014 was $41.5 million or $.50 per diluted common share, up from $41.2 million or $.49 in the third quarter of 2014 and $32.8 million, or $.39, in the fourth quarter of 2013. The financial tables include a reconciliation of net income to core income.

Hancock reports fourth quarter 2014 financial results

January 22, 2015

“The strategic initiatives we announced almost two years ago continue to generate results,” said Hancock’s President and Chief Executive Officer John M. Hairston. “During 2014 we reported a $50 million decline in pre-tax purchase accounting income that we more than replaced through successfully reducing and controlling expenses, and investing in revenue-generating initiatives. While operating results may look somewhat flat year over year, a comparison of our core results for 2014 to 2013 tells quite a different story. Core income increased $38 million, or 31%, E.P.S. grew $.47 per share, or up 33%, loans increased $1.6 billion, or 13%, deposits grew $1.2 billion, up 8%, the core margin for the year remained stable, credit metrics improved, capital remained solid, and our operating efficiency improved over 300 basis points. The management team is extremely proud of these results, and expects 2015 to reflect similar progress towards achieving our goals.”

Highlights of the company’s fourth quarter of 2014 results:

•	Net loan growth of $547 million, or 16% linked-quarter annualized

•	Net deposit growth of $836 million, or 21% linked-quarter annualized

•	An increase of $1.2 million in core revenue and a $1.1 million decline in operating expense offset half of the $4.7 million decline in purchase accounting income

•	Over the past 2 quarters growth in core revenue and declines in operating expense offset approximately 90% of the decline in purchase accounting items

•	Solid capital levels with a tangible common equity (TCE) ratio of 8.59%, after using approximately $38 million of capital during the quarter to repurchase stock

•	Return on average assets (ROA) (operating) 0.92%; core ROA 0.82%

•	Total assets grew $761 million and totaled approximately $21 billion at year-end 2014

Loans

Total loans at December 31, 2014 were $13.9 billion, up $547 million from September 30, 2014.

All markets across the franchise reported growth during the quarter, with south Louisiana, Houston and central Florida generating approximately two-thirds of the quarter’s net loan growth. During the fourth quarter, approximately two-thirds of the average net loan growth came from commercial lending lines of business, with minimal growth in the energy sector over the past several months.

At December 31, 2014, loans in the energy segment totaled $1.7 billion, or 12% of total loans. The portfolio is comprised of credits to both the E&P industry and support industries. Additional details of the energy portfolio are included in the presentation slides posted on our Investor Relations website.

“We have been in the energy lending business for more than 60 years with relationships that go back generations,” said Hairston. “The potential impact of the recent precipitous drop in oil prices on our future results will depend on the severity and duration of this cycle. We are disciplined in our underwriting, and while we could see some pressure in risk ratings, based on what we know today we expect no significant loss in our energy portfolio and believe our current reserves are sufficient to cover any losses in the portfolio.”

Hancock reports fourth quarter 2014 financial results

January 22, 2015

Average loans totaled $13.6 billion for the fourth quarter of 2014, up $476 million, or 4%, from the third quarter of 2014.

Deposits

Total deposits at December 31, 2014 were $16.6 billion, up $836 million, or 5%, from September 30, 2014. Average deposits for the fourth quarter of 2014 were $15.9 billion, up $521 million, or 3%, from the third quarter of 2014. Initiatives were put in place recently with a focus on growing deposits in order to fund the Company’s loan growth. Previously the loan growth had been funded primarily through runoff in the securities portfolio.

Noninterest-bearing demand deposits (DDAs) totaled $5.9 billion at December 31, 2014, up $79 million, or 1%, compared to September 30, 2014. DDAs comprised 36% of total period-end deposits at December 31, 2014.

Interest-bearing transaction and savings deposits totaled $6.5 billion at the end of the fourth quarter of 2014, up $206 million, or 3%, from September 30, 2014. Time deposits (CDs) of $2.1 billion grew $103 million, or 5%, while interest-bearing public fund deposits increased $448 million, or 29%, to $2.0 billion at December 31, 2014. A portion of the public fund balances are seasonal, and we expect to see runoff in those deposits in the first quarter of 2015.

Asset Quality

Nonperforming assets (NPAs) totaled $148 million at December 31, 2014, up less than $1 million from September 30, 2014. During the fourth quarter of 2014, total nonperforming loans declined $2.6 million while foreclosed and surplus real estate (ORE) and other foreclosed assets increased $3.5 million. The increase in ORE was mainly additions of existing branch property. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 1.06% at December 31, 2014, down 4 bps from September 30, 2014.

The total allowance for loan losses was $128.8 million at December 31, 2014, up $3.2 million from September 30, 2014. The ratio of the allowance for loan losses to period-end loans was .93% at December 31, 2014, virtually unchanged from September 30, 2014. The allowance maintained on the non-FDIC acquired portion of the loan portfolio increased $7.2 million linked-quarter, totaling $98.2 million, and the impaired reserve on the FDIC acquired loan portfolio declined $4.0 million linked-quarter.

During the quarter, management reviewed all energy credits $1 million and greater, and also stress tested the entire energy portfolio. Based on current conditions no additional reserve build was required for the energy portfolio at December 31, 2014. Should pricing pressures on oil continue, we could see some downward pressure on risk ratings that could lead to additional provision expense in future quarters. However, this will depend on the severity and duration of this cycle. Management believes that even if downgrades occur, they will not result in significant losses.

Hancock reports fourth quarter 2014 financial results

January 22, 2015

Net charge-offs from the noncovered loan portfolio were $2.6 million, or 0.08% of average total loans on an annualized basis in the fourth quarter of 2014, down from $6.4 million, or 0.19% of average total loans in the third quarter of 2014.

During the fourth quarter of 2014, Hancock recorded a total provision for loan losses of $9.7 million, up slightly from the third quarter of 2014 and primarily related to the noncovered portion of the allowance.

The non-single family portion of the FDIC loss share agreement related to the Peoples First acquisition in December 2009 expired at year-end 2014. Approximately $197 million of single family loans remain covered under a FDIC loss share agreement until December 31, 2019.

Net Interest Income and Net Interest Margin

Net interest income (TE) for the fourth quarter of 2014 was $163.6 million, down $2.6 million from the third quarter of 2014. The impact of purchase accounting items (PAAs) on net interest income was $16.0 million, down $5.5 million linked-quarter. Excluding the impact from purchase accounting items, core net interest income increased $2.8 million linked-quarter, replacing more than half of the runoff in PAAs. Average earning assets were $17.9 billion for the fourth quarter of 2014, up $587 million, or 3%, from the third quarter of 2014.

The reported net interest margin (TE) was 3.63% for the fourth quarter of 2014, down 18 bps from the third quarter of 2014. The core net interest margin (reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets) declined 5 bps to 3.27% during the fourth quarter of 2014. Declines in the core loan yield (-3 bps) and an increase in the cost of funds (+2 bps) were the main drivers of the margin compression. An improved earning asset mix and increased loan volumes were drivers of the increase in core net interest income.

Noninterest Income

Noninterest income, including securities transactions, totaled $57.0 million for the fourth quarter of 2014, down $1.0 million, or 2%, from the third quarter of 2014. Included in the total is a reduction of $2.1 million related to the amortization of the FDIC indemnification asset, compared to a reduction of $2.8 million in the third quarter of 2014. Excluding the impact of this item, core noninterest income decreased by approximately $1.6 million linked-quarter.

Branch closures and sales led to some customer attrition and reductions in service charges and card fees during 2014. Service charges on deposits totaled $19.0 million for the fourth quarter of 2014, down $1.0 million, or 5%, from the third quarter of 2014. Bank card and ATM fees totaled $11.2 million, down $0.4 million, or 4%, from the third quarter of 2014.

Hancock reports fourth quarter 2014 financial results

January 22, 2015

Trust fees totaled $11.6 million, virtually unchanged linked-quarter. Investment and annuity income and insurance fees totaled $6.6 million, down $0.9 million, or 12%, linked-quarter.

Fees from secondary mortgage operations totaled $2.0 million for the fourth quarter of 2014, down $0.3 million, or 14%, linked-quarter.

Other noninterest income totaled $8.7 million, up $0.9 million, or 12%, from the third quarter of 2014.

Noninterest Expense & Taxes

Noninterest expense for the fourth quarter of 2014 totaled $153.7 million and included $9.7 million of nonoperating expenses. The nonoperating expenses were mainly incurred in connection with the Company’s ongoing expense and efficiency initiative, although a portion of these costs were amounts paid to recently separated executives. Excluding these costs, operating expense totaled $144.1 million in the fourth quarter of 2014, down $1.1 million, or less than 1%, linked-quarter. (The details of the changes in the noninterest expense categories noted below exclude the impact of nonoperating items.)

Total personnel expense was $79.5 million in the fourth quarter of 2014, down $0.5 million, or less than 1%, from the third quarter of 2014. Occupancy and equipment expense totaled $14.6 million in the fourth quarter of 2014, down $0.7 million, or 5%, from the third quarter of 2014.

ORE expense totaled $1.0 million for the fourth quarter of 2014, reflecting a more normalized level of quarterly expense. Net gains on ORE dispositions exceeded ORE expense in the third quarter of 2014 by $104,000.

Other operating expense totaled $42.6 million in the fourth quarter of 2014, down $0.8 million, or 2%, from the third quarter of 2014.

The effective income tax rate for the fourth quarter of 2014 was 26%, unchanged from the third quarter of 2014. Management expects the effective income tax rate to approximate 27-29% in 2015. The effective income tax rate continues to be less than the statutory rate of 35% due primarily to tax-exempt income and tax credits.

Capital

Common shareholders’ equity at December 31, 2014 totaled $2.5 billion. The tangible common equity (TCE) ratio was 8.59%, down 51 bps from September 30, 2014. The decline in the TCE ratio reflects organic growth in the balance sheet, the repurchase of common shares during the quarter and a decrease in other comprehensive income (OCI) primarily related to the year-end revaluation of the pension liability. Assets totaled $21 billion at December 31, 2014, up $761 million from September 30, 2014.

Hancock reports fourth quarter 2014 financial results

January 22, 2015

In July of 2014, the Board of Directors authorized a new common stock repurchase program for up to 5%, or approximately 4 million shares, of the Company’s common stock. During the fourth quarter, the Company repurchased 1,224,279 shares of its common stock at an average price of $30.75. To-date the Company has repurchased 37% of the total buyback authorization. Shares may be repurchased in the open market or in privately negotiated transactions from time to time, depending upon market conditions and other factors, and in accordance with applicable regulations of the Securities and Exchange Commission. The repurchase authorization will expire December 31, 2015. Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 9:00 a.m. Central Time on Friday, January 23, 2015 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock’s website at www.hancockbank.com. Additional financial tables and a slide presentation related to fourth quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429. An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through January 30, 2015 by dialing (855) 859-2056 or (404) 537-3406, passcode 60107247.

About Hancock Holding Company

Hancock Holding Company is a financial services company with regional business headquarters and locations throughout a growing Gulf South corridor. The company’s banking subsidiary provides a comprehensive network of full-service financial choices through Hancock Bank locations in Mississippi, Alabama, and Florida and Whitney Bank offices in Louisiana and Texas, including traditional and online banking; commercial and small business banking; energy banking; private banking; trust and investment services; certain insurance services; mortgage services; and consumer financing. More information and online banking are available at www.hancockbank.com and www.whitneybank.com.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended, and we intend such forward-looking statements to be covered by the safe harbor provisions therein and are including this statement for purposes of invoking these safe-harbor provisions. Forward-looking statements provide projections of results of operations or of financial condition or state other forward-looking information, such as expectations about future conditions and descriptions of plans and strategies for the future.

Forward-looking statements that we may make include, but may not be limited to, comments with respect to future levels of economic activity in our markets, including the impact of volatility of oil and gas prices on our energy portfolio and associated loan loss reserves and the downstream impact on businesses that support the energy sector, especially in the Gulf Coast region, loan growth expectations, deposit trends, credit quality trends, net interest margin trends, future expense levels, success of revenue-generating initiatives, projected tax rates, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts such as accretion levels, the impact of the branch rationalization process, details of the common stock buyback, possible repurchases of shares under stock buyback programs, and the financial impact of regulatory requirements. Hancock’s ability to accurately project results, predict the effects of future plans or strategies, or predict market or economic developments is inherently limited. Although Hancock believes that the expectations reflected in its forward-looking statements are based on reasonable assumptions, actual results and performance could differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from those expressed in Hancock’s forward-looking statements include, but are not limited to, those risk factors outlined in Hancock’s public filings with the Securities and Exchange Commission, which are available at the SEC’s internet site (http://www.sec.gov).

Hancock reports fourth quarter 2014 financial results

January 22, 2015

You are cautioned not to place undue reliance on these forward-looking statements. Hancock does not intend, and undertakes no obligation, to update or revise any forward-looking statements, whether as a result of differences in actual results, changes in assumptions or changes in other factors affecting such statements, except as required by law.

HANCOCK HOLDING COMPANY

FINANCIAL HIGHLIGHTS

(Unaudited)

	Three Months Ended			Twelve Months Ended
(amounts in thousands, except per share data)	12/31/2014	9/30/2014	12/31/2013	12/31/2014	12/31/2013
INCOME STATEMENT DATA
Net interest income	$160,813	$163,541	$166,007	$654,694	$680,731
Net interest income (TE) (a)	163,581	166,230	168,466	665,341	691,141
Provision for loan losses	9,718	9,468	7,331	33,840	32,734
Noninterest income excluding securities transactions	56,961	57,941	58,894	227,999	246,038
Securities transactions gains	—	—	105	—	105
Noninterest expense (excluding nonoperating expense items)	144,080	145,192	157,097	580,980	640,271
Nonoperating expense items	9,667	3,887	17,116	25,686	38,003
Net income	40,092	46,553	34,716	175,722	163,356
Operating income (b)	46,376	49,079	45,773	194,145	187,990
Core income (c)	41,537	41,176	32,847	159,191	121,100

PERIOD-END BALANCE SHEET DATA
Loans	$13,895,276	$13,348,574	$12,324,817	$13,895,276	$12,324,817
Investment securities	3,826,454	3,913,370	4,033,124	3,826,454	4,033,124
Earning assets	18,544,930	17,748,600	16,651,295	18,544,930	16,651,295
Total assets	20,747,266	19,985,950	19,009,251	20,747,266	19,009,251
Noninterest-bearing deposits	5,945,208	5,866,255	5,530,253	5,945,208	5,530,253
Total deposits	16,572,831	15,736,694	15,360,516	16,572,831	15,360,516
Common shareholders’ equity	2,472,402	2,509,342	2,425,069	2,472,402	2,425,069

AVERAGE BALANCE SHEET DATA
Loans	$13,578,223	$13,102,108	$11,903,603	$12,938,869	$11,700,218
Investment securities (d)	3,836,123	3,780,089	4,070,657	3,816,724	4,140,051
Earning assets	17,911,143	17,324,444	16,376,587	17,195,492	16,443,868
Total assets	20,090,372	19,549,947	18,739,091	19,436,827	18,929,018
Noninterest-bearing deposits	5,849,356	5,707,523	5,483,918	5,641,792	5,393,955
Total deposits	15,892,507	15,371,209	14,915,677	15,399,993	15,117,236
Common shareholders’ equity	2,509,509	2,489,948	2,355,768	2,474,948	2,386,564

COMMON SHARE DATA
Earnings per share - diluted	$0.48	$0.56	$0.41	$2.10	$1.93
Operating earnings per share - diluted (b)	0.56	0.59	0.55	2.32	2.22
Core earnings per share - diluted (c)	0.50	0.49	0.39	1.90	1.43
Cash dividends per share	$0.24	$0.24	$0.24	$0.96	$0.96
Book value per share (period-end)	$30.74	$30.76	$29.49	$30.74	$29.49
Tangible book value per share (period-end)	21.37	21.44	19.94	21.37	19.94
Weighted average number of shares - diluted	81,530	81,942	82,220	82,034	83,167
Period-end number of shares	80,426	81,567	82,237	80,426	82,237
Market data
High sales price	$35.67	$36.47	$37.12	$38.50	$37.12
Low sales price	28.68	31.25	30.09	28.68	25.00
Period-end closing price	30.70	32.05	36.68	30.70	36.68
Trading volume	36,396	25,553	27,816	120,635	122,496

PERFORMANCE RATIOS
Return on average assets	0.79%	0.94%	0.74%	0.90%	0.86%
Return on average assets (operating) (b)	0.92%	1.00%	0.97%	1.00%	0.99%
Return on average common equity	6.34%	7.42%	5.85%	7.10%	6.84%
Return on average common equity (operating) (b)	7.33%	7.82%	7.71%	7.84%	7.88%

Return on average tangible common equity	9.08%	10.70%	8.79%	10.30%	10.30%
Return on average tangible common equity (operating) (b)	10.50%	11.28%	11.59%	11.37%	11.85%
Tangible common equity ratio (e)	8.59%	9.10%	9.00%	8.59%	9.00%
Net interest margin (TE) (a)	3.63%	3.81%	4.09%	3.87%	4.20%
Average loan/deposit ratio	85.44%	85.24%	79.93%	84.02%	77.56%
Efficiency ratio (f)	62.41%	61.84%	65.94%	62.03%	65.17%
Allowance for loan losses as a percent of period-end loans	0.93%	0.94%	1.08%	0.93%	1.08%
Annualized net noncovered charge-offs to average loans	0.08%	0.19%	0.17%	0.13%	0.21%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	137.96%	128.44%	111.97%	137.96%	111.97%
Noninterest income excluding securities transactions as a percent of total revenue (TE) (a)	25.83%	25.85%	25.90%	25.52%	26.25%

FTE Total Headcount	3,794	3,787	3,978	3,794	3,978

(a)	Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b)	Net income less tax-effected securities transactions and nonoperating expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.
(c)	Operating income excluding tax-effected purchase accounting adjustments. Management believes that reporting on core income provides a useful measure of financial performance that helps investors determine whether management is successfully executing its strategic initiatives.
(d)	Average securities does not include unrealized holding gains/losses on available for sale securities.
(e)	The tangible common equity ratio is common shareholders’ equity less intangible assets divided by total assets less intangible assets.
(f)	The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles, nonoperating expense items, and securities transactions.

HANCOCK HOLDING COMPANY

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended
(amounts in thousands, except per share data)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
INCOME STATEMENT DATA
Net interest income	$160,813	$163,541	$164,778	$165,562	$166,007
Net interest income (TE) (a)	163,581	166,230	167,332	168,198	168,466
Provision for loan losses	9,718	9,468	6,691	7,963	7,331
Noninterest income excluding securities transactions	56,961	57,941	56,398	56,699	58,894
Securities transactions gains	—	—	—	—	105
Noninterest expense (excluding nonoperating expense items)	144,080	145,192	144,727	146,982	157,097
Nonoperating expense items	9,667	3,887	12,131	—	17,116
Net income	40,092	46,553	39,962	49,115	34,716
Operating income (b)	46,376	49,079	49,575	49,115	45,773
Core income (c)	41,537	41,176	38,736	37,742	32,847

PERIOD-END BALANCE SHEET DATA
Loans	$13,895,276	$13,348,574	$12,884,056	$12,527,937	$12,324,817
Investment securities	3,826,454	3,913,370	3,677,229	3,797,883	4,033,124
Earning assets	18,544,930	17,748,600	17,023,990	16,622,104	16,651,295
Total assets	20,747,266	19,985,950	19,349,431	19,004,170	19,009,251
Noninterest-bearing deposits	5,945,208	5,866,255	5,723,663	5,613,872	5,530,253
Total deposits	16,572,831	15,736,694	15,245,227	15,274,774	15,360,516
Common shareholders’ equity	2,472,402	2,509,342	2,492,582	2,462,534	2,425,069

AVERAGE BALANCE SHEET DATA
Loans	$13,578,223	$13,102,108	$12,680,861	$12,379,316	$11,903,603
Investment securities (d)	3,836,123	3,780,089	3,716,563	3,935,616	4,070,657
Earning assets	17,911,143	17,324,444	16,791,744	16,740,353	16,376,587
Total assets	20,090,372	19,549,947	19,039,264	19,055,107	18,739,091
Noninterest-bearing deposits	5,849,356	5,707,523	5,505,735	5,499,993	5,483,918
Total deposits	15,892,507	15,371,209	15,060,581	15,269,143	14,915,677
Common shareholders’ equity	2,509,509	2,489,948	2,463,385	2,435,980	2,355,768

COMMON SHARE DATA
Earnings per share - diluted	$0.48	$0.56	$0.48	$0.58	$0.41
Operating earnings per share - diluted (b)	0.56	0.59	0.59	0.58	0.55
Core earnings per share - diluted (c)	0.50	0.49	0.46	0.45	0.39
Cash dividends per share	$0.24	$0.24	$0.24	$0.24	$0.24
Book value per share (period-end)	$30.74	$30.76	$30.45	$29.93	$29.49
Tangible book value per share (period-end)	21.37	21.44	21.08	20.47	19.94
Weighted average number of shares - diluted	81,530	81,942	82,174	82,534	82,220
Period-end number of shares	80,426	81,567	81,860	82,282	82,237
Market data
High sales price	$35.67	$36.47	$37.86	$38.50	$37.12
Low sales price	28.68	31.25	32.02	32.66	30.09
Period-end closing price	30.70	32.05	35.32	36.65	36.68
Trading volume	36,396	25,553	27,432	31,328	27,816

PERFORMANCE RATIOS
Return on average assets	0.79%	0.94%	0.84%	1.05%	0.74%
Return on average assets (operating) (b)	0.92%	1.00%	1.04%	1.05%	0.97%
Return on average common equity	6.34%	7.42%	6.51%	8.18%	5.85%
Return on average common equity (operating) (b)	7.33%	7.82%	8.07%	8.18%	7.71%

Return on average tangible common equity	9.08%	10.70%	9.47%	12.04%	8.79%
Return on average tangible common equity (operating) (b)	10.50%	11.28%	11.75%	12.04%	11.59%
Tangible common equity ratio (e)	8.59%	9.10%	9.29%	9.24%	9.00%
Net interest margin (TE) (a)	3.63%	3.81%	3.99%	4.06%	4.09%
Average loan/deposit ratio	85.44%	85.24%	84.20%	81.20%	79.93%
Efficiency ratio (f)	62.41%	61.84%	61.67%	62.23%	65.94%
Allowance for loan losses as a percent of period-end loans	0.93%	0.94%	1.00%	1.02%	1.08%
Annualized net noncovered charge-offs to average loans	0.08%	0.19%	0.13%	0.13%	0.17%
Allowance for loan losses to non-performing loans + accruing loans 90 days past due	137.96%	128.44%	126.26%	112.64%	111.97%
Noninterest income excluding securities transactions as a percent of total revenue (TE) (a)	25.83%	25.85%	25.21%	25.21%	25.90%

FTE headcount	3,794	3,787	3,901	3,974	3,978

(a)	Tax-equivalent (TE) amounts are calculated using a federal income tax rate of 35%.
(b)	Net income less tax-effected securities transactions and nonoperating expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.
(c)	Operating income excluding tax-effected purchase accounting adjustments. Management believes that reporting on core income provides a useful measure of financial performance that helps investors determine whether management is successfully executing its strategic initiatives.
(d)	Average securities does not include unrealized holding gains/losses on available for sale securities.
(e)	The tangible common equity ratio is common shareholders’ equity less intangible assets divided by total assets less intangible assets.
(f)	The efficiency ratio is noninterest expense to total net interest (TE) and noninterest income, excluding amortization of purchased intangibles, nonoperating expense items, and securities transactions.

HANCOCK HOLDING COMPANY

INCOME STATEMENT

(Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands, except per share data)	12/31/2014	9/30/2014	12/31/2013	12/31/2014	12/31/2013
NET INCOME
Interest income	$170,971	$172,701	$175,650	$692,813	$722,210
Interest income (TE)	173,739	175,390	178,109	703,460	732,620
Interest expense	10,158	9,160	9,643	38,119	41,479

Net interest income (TE)	163,581	166,230	168,466	665,341	691,141
Provision for loan losses	9,718	9,468	7,331	33,840	32,734
Noninterest income excluding securities transactions	56,961	57,941	58,894	227,999	246,038
Securities transactions gains	—	—	105	—	105
Noninterest expense	153,747	149,079	174,213	606,666	678,274

Income before income taxes	54,309	62,935	43,462	242,187	215,866
Income tax expense	14,217	16,382	8,746	66,465	52,510

Net income	$40,092	$46,553	$34,716	$175,722	$163,356

ADJUSTMENTS FROM NET TO OPERATING INCOME
Securities transactions gains	—	—	105	—	105
Nonoperating expense items
Impact of insurance business lines divestiture	—	—	—	(9,101)	—
FDIC settlement	—	—	—	10,268	—
Expense and efficiency initiatives and other items	9,667	3,887	17,116	21,058	38,003
Early debt redemption	—	—	—	3,461	—

Total nonoperating expense items	9,667	3,887	17,116	25,686	38,003
Taxes on adjustments at marginal tax rate	3,383	1,361	5,954	7,263	13,264

Total adjustments (net of taxes)	6,284	2,526	11,057	18,423	24,634

Operating income (g)	$46,376	$49,079	$45,773	$194,145	$187,990

Purchase accounting adjustments (net of taxes)	4,839	7,903	12,926	34,954	66,890

Core income (h)	$41,537	$41,176	$32,847	$159,191	$121,100

NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$19,025	$20,000	$19,605	$77,006	$79,000
Trust fees	11,559	11,530	10,214	44,826	38,186
Bank card and ATM fees	11,225	11,641	11,261	45,031	45,939
Investment & annuity fees	4,736	5,506	4,619	20,291	19,574
Secondary mortgage market operations	2,000	2,313	1,554	8,036	12,543
Insurance fees	1,862	1,979	3,304	9,473	15,804
Amortization of FDIC loss share receivable	(2,113)	(2,760)	(1,649)	(12,102)	(2,239)
Other income	8,667	7,732	9,986	35,438	37,231

Noninterest income excluding securities transactions	56,961	57,941	58,894	227,999	246,038
Securities transactions gains	—	—	105	—	105

Total noninterest income including securities transactions	$56,961	$57,941	$58,999	$227,999	$246,143

Personnel expense	$79,522	$80,043	$84,912	$320,502	$347,267
Occupancy expense (net)	10,571	10,798	11,613	43,476	48,847
Equipment expense	3,986	4,542	4,679	16,861	19,885
Other real estate owned expense (net)	1,001	(104)	1,535	2,758	8,036
Other operating expense	42,555	43,343	47,180	170,586	186,766
Amortization of intangibles	6,445	6,570	7,178	26,797	29,470

Total operating expense	144,080	145,192	157,097	580,980	640,271
Nonoperating expense items	9,667	3,887	17,116	25,686	38,003

Total noninterest expense	$153,747	$149,079	$174,213	$606,666	$678,274

COMMON SHARE DATA
Earnings per share:
Basic	$0.48	$0.56	$0.41	$2.10	$1.93
Diluted	0.48	0.56	0.41	2.10	1.93
Operating earnings per share:
Basic	$0.56	$0.59	$0.55	$2.32	$2.22
Diluted	0.56	0.59	0.55	2.32	2.22
Core earnings per share:
Basic	$0.50	$0.49	$0.39	1.90	$1.43
Diluted	0.50	0.49	0.39	1.90	1.43

(g)	Net income less tax-effected securities transactions and nonoperating expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.
(h)	Operating income excluding tax-effected purchase accounting adjustments. Management believes that reporting on core income provides a useful measure of financial performance that helps investors determine whether management is successfully executing its strategic initiatives.

HANCOCK HOLDING COMPANY

INCOME STATEMENT

(Unaudited)

	Three months ended
(dollars in thousands)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Interest income	$170,971	$172,701	$174,001	$175,140	$175,650
Interest income (TE)	173,739	175,390	176,555	177,776	178,109
Interest expense	10,158	9,160	9,223	9,578	9,643

Net interest income (TE)	163,581	166,230	167,332	168,198	168,466
Provision for loan losses	9,718	9,468	6,691	7,963	7,331
Noninterest income excluding securities transactions	56,961	57,941	56,398	56,699	58,894
Securities transactions gains	—	—	—	—	105
Noninterest expense	153,747	149,079	156,858	146,982	174,213

Income before income taxes	54,309	62,935	57,627	67,316	43,462
Income tax expense	14,217	16,382	17,665	18,201	8,746

Net income	$40,092	$46,553	$39,962	$49,115	$34,716

ADJUSTMENTS FROM NET TO OPERATING INCOME
Securities transactions gains	—	—	—	—	105
Total nonoperating expense items	9,667	3,887	12,131	—	17,116
Taxes on adjustments at marginal tax rate	3,383	1,361	2,518	—	5,954

Adjustments (net of taxes)	6,284	2,526	9,613	—	11,057

Operating income (g)	$46,376	$49,079	$49,575	$49,115	$45,773

Core income (h)	$41,537	$41,176	$38,736	$37,742	$32,847

NONINTEREST INCOME AND NONINTEREST EXPENSE
Service charges on deposit accounts	$19,025	$20,000	$19,269	$18,712	$19,605
Trust fees	11,559	11,530	11,499	10,238	10,214
Bank card and ATM fees	11,225	11,641	11,596	10,569	11,261
Investment & annuity fees	4,736	5,506	5,097	4,952	4,619
Secondary mortgage market operations	2,000	2,313	1,758	1,965	1,554
Insurance fees	1,862	1,979	1,888	3,744	3,304
Amortization of FDIC loss share receivable	(2,113)	(2,760)	(3,321)	(3,908)	(1,649)
Other income	8,667	7,732	8,612	10,427	9,986

Noninterest income excluding securities transactions	56,961	57,941	56,398	56,699	58,894
Securities transactions gains	—	—	—	—	105

Total noninterest income including securities transactions	$56,961	$57,941	$56,398	$56,699	$58,999

Personnel expense	$79,522	$80,043	$79,506	$81,432	$84,912
Occupancy expense (net)	10,571	10,798	10,840	11,266	11,613
Equipment expense	3,986	4,542	4,059	4,274	4,679
Other real estate owned expense (net)	1,001	(104)	84	1,777	1,535
Other operating expense	42,555	43,343	43,494	41,195	47,180
Amortization of intangibles	6,445	6,570	6,744	7,038	7,178

Total operating expense	144,080	145,192	144,727	146,982	157,097
Nonoperating expense items	9,667	3,887	12,131	—	17,116

Total noninterest expense	$153,747	$149,079	$156,858	$146,982	$174,213

(g)	Net income less tax-effected securities transactions and nonoperating expense items. Management believes that operating income provides a useful measure of financial performance that helps investors compare the Company’s fundamental operations over time.
(h)	Operating income excluding tax-effected purchase accounting adjustments. Management believes that reporting on core income provides a useful measure of financial performance that helps investors determine whether management is successfully executing its strategic initiatives.

HANCOCK HOLDING COMPANY

PERIOD-END BALANCE SHEET

(Unaudited)

	Three Months Ended
(dollars in thousands)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
ASSETS
Commercial non-real estate loans	$6,044,060	$5,587,137	$5,393,691	$5,198,029	$5,064,224
Construction and land development loans	1,106,761	1,095,902	1,040,656	978,798	915,541
Commercial real estate loans	3,144,048	3,100,834	3,056,263	3,069,316	3,042,841
Residential mortgage loans	1,894,181	1,858,490	1,771,271	1,720,307	1,720,614
Consumer loans	1,706,226	1,706,211	1,622,175	1,561,487	1,581,597

Total loans	13,895,276	13,348,574	12,884,056	12,527,937	12,324,817
Loans held for sale	20,252	15,098	22,017	15,911	24,515
Securities	3,826,454	3,913,370	3,677,229	3,797,883	4,033,124
Short-term investments	802,948	471,558	440,688	280,373	268,839

Earning assets	18,544,930	17,748,600	17,023,990	16,622,104	16,651,295
Allowance for loan losses	(128,762)	(125,572)	(128,672)	(128,248)	(133,626)
Goodwill	621,193	621,193	621,193	625,675	625,675
Other intangible assets, net	132,810	139,256	145,825	152,734	159,773
Other assets	1,577,095	1,602,473	1,687,095	1,731,905	1,706,134

Total assets	$20,747,266	$19,985,950	$19,349,431	$19,004,170	$19,009,251

LIABILITIES
Noninterest-bearing deposits	$5,945,208	$5,866,255	$5,723,663	$5,613,872	$5,530,253
Interest-bearing transaction and savings deposits	6,531,628	6,325,671	6,079,837	6,118,150	6,162,959
Interest-bearing public fund deposits	1,982,616	1,534,678	1,484,188	1,451,430	1,571,532
Time deposits	2,113,379	2,010,090	1,957,539	2,091,322	2,095,772

Total interest-bearing deposits	10,627,623	9,870,439	9,521,564	9,660,902	9,830,263

Total deposits	16,572,831	15,736,694	15,245,227	15,274,774	15,360,516
Short-term borrowings	1,151,573	1,171,809	1,063,664	712,634	657,960
Long-term debt	374,371	376,452	374,991	380,001	385,826
Other liabilities	176,089	191,653	172,967	174,227	179,880

Total liabilities	18,274,864	17,476,608	16,856,849	16,541,636	16,584,182

COMMON SHAREHOLDERS’ EQUITY
Common stock and capital surplus	1,798,980	1,832,529	1,838,931	1,837,461	1,832,282
Retained earnings	723,497	703,506	676,942	657,062	628,166
Accumulated other comprehensive income	(50,075)	(26,693)	(23,291)	(31,989)	(35,379)

Total common shareholders’ equity	2,472,402	2,509,342	2,492,582	2,462,534	2,425,069

Total liabilities & shareholders’ equity	$20,747,266	$19,985,950	$19,349,431	$19,004,170	$19,009,251

CAPITAL RATIOS
Tangible common equity	$1,718,343	$1,748,828	$1,725,489	$1,684,037	$1,639,524
Tier 1 capital (i)	1,777,280	1,784,588	1,758,178	1,725,947	1,685,058
Common equity (period-end) as a percent of total assets (period-end)	11.92%	12.56%	12.88%	12.96%	12.76%
Tangible common equity ratio	8.59%	9.10%	9.29%	9.24%	9.00%
Leverage (Tier 1) ratio (i)	9.17%	9.48%	9.61%	9.43%	9.34%
Tier 1 risk-based capital ratio (i)	11.22%	11.59%	11.83%	11.90%	11.76%
Total risk-based capital ratio (i)	12.29%	12.66%	12.96%	13.20%	13.11%

(i)	Estimated for most recent period-end.

HANCOCK HOLDING COMPANY

AVERAGE BALANCE SHEET

(Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands)	12/31/2014	9/30/2014	12/31/2013	12/31/2014	12/31/2013
ASSETS
Commercial non-real estate loans	$5,727,003	$5,485,982	$4,782,476	$5,401,992	$4,612,208
Construction and land development loans	1,159,378	1,070,763	931,214	1,047,753	965,237
Commercial real estate loans	3,057,022	3,070,821	2,915,323	3,058,355	2,899,317
Residential mortgage loans	1,886,230	1,814,186	1,701,144	1,791,859	1,638,103
Consumer loans	1,748,590	1,660,356	1,573,446	1,638,910	1,585,353

Total loans	13,578,223	13,102,108	11,903,603	12,938,869	11,700,218
Loans held for sale	15,424	16,885	18,776	16,540	24,986
Securities (j)	3,836,123	3,780,089	4,070,657	3,816,724	4,140,051
Short-term investments	481,373	425,362	383,551	423,359	578,613

Earning assets	17,911,143	17,324,444	16,376,587	17,195,492	16,443,868
Allowance for loan losses	(127,356)	(129,734)	(138,708)	(129,642)	(137,897)
Goodwill and other intangible assets	757,123	763,652	788,990	768,047	799,996
Other assets	1,549,462	1,591,585	1,712,222	1,602,930	1,823,051

Total assets	$20,090,372	$19,549,947	$18,739,091	$19,436,827	$18,929,018

LIABILITIES AND SHAREHOLDERS’ EQUITY
Noninterest-bearing deposits	$5,849,356	$5,707,523	$5,483,918	$5,641,792	$5,393,955

Interest-bearing transaction and savings deposits	6,380,347	6,160,911	5,981,110	6,173,683	5,962,114
Interest-bearing public fund deposits	1,598,482	1,547,513	1,253,199	1,530,972	1,410,679
Time deposits	2,064,322	1,955,262	2,197,450	2,053,546	2,350,488

Total interest-bearing deposits	10,043,151	9,663,686	9,431,759	9,758,201	9,723,281

Total deposits	15,892,507	15,371,209	14,915,677	15,399,993	15,117,236
Short-term borrowings	1,135,255	1,139,694	848,934	1,005,680	806,082
Long-term debt	376,819	375,914	381,561	379,692	389,153
Other liabilities	176,282	173,182	237,151	176,514	229,983
Common shareholders’ equity	2,509,509	2,489,948	2,355,768	2,474,948	2,386,564

Total liabilities & shareholders’ equity	$20,090,372	$19,549,947	$18,739,091	$19,436,827	$18,929,018

(j)	Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY

AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY

(Unaudited)

	Three Months Ended
	12/31/2014			9/30/2014			12/31/2013
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE)	$9,943.4	$105.8	4.23%	$9,627.6	$108.2	4.46%	$8,629.0	$104.1	4.79%
Residential mortgage loans	1,886.2	20.3	4.31%	1,814.2	20.0	4.41%	1,701.1	23.5	5.52%
Consumer loans	1,748.6	23.9	5.43%	1,660.4	24.0	5.74%	1,573.4	24.4	6.15%
Loan fees & late charges	—	0.6	0.00%	—	0.4	0.00%	—	1.0	0.00%

Total loans (TE)	13,578.2	150.6	4.41%	13,102.2	152.6	4.63%	11,903.5	153.0	5.10%

Loans held for sale	15.4	0.2	4.27%	16.9	0.1	4.66%	18.8	0.2	3.47%

US Treasury and government agency securities	300.0	1.1	1.52%	184.8	0.7	1.47%	100.2	0.6	2.20%
CMOs and mortgage backed securities	3,324.5	19.1	2.30%	3,379.2	19.2	2.27%	3,725.4	21.6	2.33%
Municipals (TE)	199.3	2.3	4.63%	203.7	2.4	4.62%	235.8	2.4	4.14%
Other securities	12.3	0.1	2.24%	12.3	0.1	2.21%	9.3	0.1	2.49%

Total securities (TE) (j)	3,836.1	22.6	2.36%	3,780.0	22.4	2.36%	4,070.7	24.7	2.43%

Total short-term investments	481.4	0.3	0.23%	425.3	0.3	0.23%	383.6	0.2	0.23%

Average earning assets yield (TE)	$17,911.1	173.7	3.86%	$17,324.4	175.4	4.02%	$16,376.6	178.1	4.32%

INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$6,380.3	2.1	0.13%	$6,160.9	1.6	0.11%	$5,981.1	1.4	0.09%
Time deposits	2,064.3	3.5	0.68%	1,955.3	3.1	0.64%	2,197.5	3.3	0.60%
Public funds	1,598.5	1.1	0.28%	1,547.5	1.1	0.27%	1,253.2	0.7	0.21%

Total interest-bearing deposits	10,043.1	6.7	0.27%	9,663.7	5.8	0.24%	9,431.8	5.4	0.23%

Short-term borrowings	1,135.3	0.3	0.09%	1,139.7	0.2	0.08%	848.9	1.1	0.51%
Long-term debt	376.8	3.1	3.28%	375.9	3.2	3.27%	381.6	3.2	3.29%

Total borrowings	1,512.1	3.4	0.88%	1,515.6	3.4	0.87%	1,230.5	4.3	1.37%

Total interest-bearing liabilities cost	11,555.2	10.1	0.35%	11,179.3	9.2	0.33%	10,662.3	9.7	0.36%

Net interest-free funding sources	6,355.9			6,145.1			5,714.3

Total cost of funds	17,911.1	10.1	0.23%	17,324.4	9.2	0.21%	16,376.6	9.7	0.23%

Net Interest Spread (TE)		$163.6	3.51%		$166.2	3.69%		$168.5	3.96%

Net Interest Margin (TE)	$17,911.1	$163.6	3.63%	$17,324.4	$166.2	3.81%	$16,376.6	$168.5	4.09%

(j)	Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY

AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY

(Unaudited)

	Twelve Months Ended
	12/31/2014			12/31/2013
(dollars in millions)	Volume	Interest	Rate	Volume	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE)	$9,508.1	$430.2	4.52%	$8,476.8	$430.3	5.08%
Residential mortgage loans	1,791.9	82.7	4.61%	1,638.1	101.8	6.21%
Consumer loans	1,638.9	94.7	5.78%	1,585.4	103.1	6.50%
Loan fees & late charges	—	2.4	0.00%	—	3.5	0.00%

Total loans (TE)	12,938.9	610.0	4.71%	11,700.2	638.7	5.45%

Loans held for sale	16.5	0.7	4.28%	25.0	0.9	3.60%

US Treasury and government agency securities	145.2	2.3	1.62%	28.1	0.1	2.16%
CMOs and mortgage backed securities	3,450.9	79.6	2.31%	3,870.1	81.9	2.12%
Municipals (TE)	206.4	9.5	4.61%	233.3	10.3	4.43%
Other securities	14.2	0.3	2.22%	8.5	0.2	2.44%

Total securities (TE) (j)	3,816.7	91.7	2.40%	4,140.1	92.5	2.23%

Total short-term investments	423.4	1.0	0.23%	578.6	1.4	0.24%

Average earning assets yield (TE)	$17,195.5	703.4	4.09%	$16,443.9	732.6	4.45%

INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$6,173.7	6.7	0.11%	$5,962.1	6.0	0.10%
Time deposits	2,053.5	12.8	0.62%	2,350.5	14.9	0.63%
Public funds	1,531.0	3.7	0.24%	1,410.7	3.3	0.23%

Total interest-bearing deposits	9,758.2	23.2	0.24%	9,723.3	24.2	0.25%

Short-term borrowings	1,005.7	2.4	0.23%	806.1	4.5	0.56%
Long-term debt	379.7	12.5	3.30%	389.2	12.8	3.28%

Total borrowings	1,385.4	14.9	1.08%	1,195.3	17.3	1.45%

Total interest-bearing liabilities cost	11,143.6	38.1	0.34%	10,918.5	41.5	0.38%

Net interest-free funding sources	6,051.9			5,525.4

Total cost of funds	17,195.5	38.1	0.22%	16,443.9	41.5	0.25%

Net Interest Spread (TE)		$665.3	3.75%		$691.1	4.07%

Net Interest Margin (TE)	$17,195.5	$665.3	3.87%	$16,443.9	$691.1	4.20%

(j)	Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK HOLDING COMPANY

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands)	12/31/2014	9/30/2014	12/31/2013	12/31/2014	12/31/2013
Nonaccrual loans (k)	$79,537	$83,154	$99,711	$79,537	$99,711
Restructured loans - still accruing	8,971	7,944	9,247	8,971	9,247

Total nonperforming loans	88,508	91,098	108,958	88,508	108,958
ORE and foreclosed assets	59,569	56,081	76,979	59,569	76,979

Total nonperforming assets	$148,077	$147,179	$185,937	$148,077	$185,937

Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.06%	1.10%	1.50%	1.06%	1.50%
Accruing loans 90 days past due	$4,825	$6,667	$10,387	$4,825	$10,387
Accruing loans 90 days past due as a percent of loans	0.03%	0.05%	0.08%	0.03%	0.08%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.10%	1.15%	1.58%	1.10%	1.58%

ALLOWANCE FOR LOAN LOSSES
Beginning Balance	$125,572	$128,672	$138,223	$133,626	$136,171
Net provision for loan losses - covered loans	(160)	(391)	(532)	(926)	7,455
Provision for loan losses - noncovered loans	9,878	9,859	7,863	34,766	25,279

Net provision for loan losses	9,718	9,468	7,331	33,840	32,734

(Decrease) increase in FDIC loss share receivable	(4,514)	(6,695)	(10,111)	(19,084)	(8,615)
Net charge-offs - covered	(624)	(566)	(3,399)	2,501	2,355
Charge-offs - noncovered	8,229	8,482	11,515	31,502	42,899
Recoveries - noncovered	(5,591)	(2,043)	(6,299)	(14,383)	(18,590)

Net charge-offs	2,014	5,873	1,817	19,620	26,664

Ending Balance	$128,762	$125,572	$133,626	$128,762	$133,626

Allowance for loan losses as a percent of period-end loans	0.93%	0.94%	1.08%	0.93%	1.08%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	137.96%	128.44%	111.97%	137.96%	111.97%

NET CHARGE-OFF INFORMATION
Net charge-offs - noncovered:
Commercial & real estate loans	$1,446	$2,451	$2,183	$6,437	$11,684
Residential mortgage loans	349	558	(197)	1,641	361
Consumer loans	843	3,430	3,230	9,041	12,264

Total net charge-offs - noncovered	$2,638	$6,439	$5,216	$17,119	$24,309

Net charge-offs - noncovered to average loans:
Commercial & real estate loans	0.06%	0.10%	0.10%	0.07%	0.14%
Residential mortgage loans	0.07%	0.12%	(0.05)%	0.09%	0.02%
Consumer loans	0.19%	0.82%	0.81%	0.55%	0.77%

Total net charge-offs - noncovered to average loans	0.08%	0.19%	0.17%	0.13%	0.21%

(k)	Nonaccrual loans and accruing loans past due 90 days or more do not include acquired credit-impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan. Included in nonaccrual loans are $7.0 million, $9.9 million, and $15.7 million at 12/31/14, 9/30/14 and 12/31/13, respectively, in nonaccruing restructured loans.

HANCOCK HOLDING COMPANY

ASSET QUALITY INFORMATION

(Unaudited)

	Three months ended
(dollars in thousands)	12/31/2014	9/30/2014	6/30/2014	3/31/2014	12/31/2013
Nonaccrual loans	$79,537	$83,154	$89,901	$101,400	$99,711
Restructured loans - still accruing	8,971	7,944	7,868	8,459	9,247

Total nonperforming loans	88,508	91,098	97,769	109,859	108,958
ORE and foreclosed assets	59,569	56,081	59,732	69,813	76,979

Total nonperforming assets	$148,077	$147,179	$157,501	$179,672	$185,937

Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.06%	1.10%	1.22%	1.43%	1.50%
Accruing loans 90 days past due	$4,825	$6,667	$4,142	$3,998	$10,387
Accruing loans 90 days past due as a percent of loans	0.03%	0.05%	0.03%	0.03%	0.08%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.10%	1.15%	1.25%	1.46%	1.58%

Allowance for loan losses	$128,762	$125,572	$128,672	$128,248	$133,626
Allowance for loan losses as a percent of period-end loans	0.93%	0.94%	1.00%	1.02%	1.08%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	137.96%	128.44%	126.26%	112.64%	111.97%

Provision for loan losses	$9,718	$9,468	$6,691	$7,963	$7,331

NET CHARGE-OFF INFORMATION
Net charge-offs - noncovered:
Commercial & real estate loans	$1,446	$2,451	$1,148	$1,392	$2,183
Residential mortgage loans	349	558	587	147	(197)
Consumer loans	843	3,430	2,329	2,439	3,230

Total net charge-offs - noncovered	$2,638	$6,439	$4,064	$3,978	$5,216

Net charge-offs - noncovered to average loans:
Commercial & real estate loans	0.06%	0.10%	0.05%	0.06%	0.10%
Residential mortgage loans	0.07%	0.12%	0.13%	0.03%	(0.05)%
Consumer loans	0.19%	0.82%	0.59%	0.63%	0.81%

Total net charge-offs - noncovered to average loans	0.08%	0.19%	0.13%	0.13%	0.17%

AVERAGE LOANS
Commercial & real estate loans	$9,943,403	$9,627,566	$9,355,196	$9,095,606	$8,629,013
Residential mortgage loans	1,886,230	1,814,186	1,744,313	1,720,640	1,701,144
Consumer loans	1,748,590	1,660,356	1,581,352	1,563,070	1,573,446

Total average loans	$13,578,223	$13,102,108	$12,680,861	$12,379,316	$11,903,603

HANCOCK HOLDING COMPANY

SUPPLEMENTAL ASSET QUALITY INFORMATION

(Unaudited)

	Originated Loans	Acquired Loans (l)	FDIC Acquired (m)	Total
(dollars in thousands)	12/31/2014
Nonaccrual loans (n)	$71,296	$6,139	$2,102	$79,537
Restructured loans - still accruing	8,971	—	—	8,971

Total nonperforming loans	80,267	6,139	2,102	88,508
ORE and foreclosed assets (o)	40,148	—	19,421	59,569

Total nonperforming assets	$120,415	$6,139	$21,523	$148,077

Accruing loans 90 days past due	$4,564	$261	—	$4,825
Allowance for loan losses	$97,701	$477	$30,584	$128,762

	9/30/2014
Nonaccrual loans (n)	$68,362	$11,572	$3,220	$83,154
Restructured loans - still accruing	7,944	—	—	7,944

Total nonperforming loans	76,306	11,572	3,220	91,098
ORE and foreclosed assets (o)	38,096	—	17,985	56,081

Total nonperforming assets	$114,402	$11,572	$21,205	$147,179

Accruing loans 90 days past due	$5,149	$1,518	—	$6,667
Allowance for loan losses	$81,822	$9,117	$34,633	$125,572

	Originated Loans	Acquired Loans (l)	FDIC Acquired (m)	Total
LOANS OUTSTANDING	12/31/2014
Commercial non-real estate loans	$5,917,728	$120,137	$6,195	$6,044,060
Construction and land development loans	1,073,964	21,123	11,674	1,106,761
Commercial real estate loans	2,428,195	688,045	27,808	3,144,048
Residential mortgage loans	1,704,770	2,378	187,033	1,894,181
Consumer loans	1,685,542	985	19,699	1,706,226

Total loans	$12,810,199	$832,668	$252,409	$13,895,276

Change in loan balance from previous quarter	$1,524,631	($949,508)	($28,421)	$546,702

	9/30/2014
Commercial non-real estate loans	$4,806,740	$769,226	$11,171	$5,587,137
Construction and land development loans	974,442	110,294	11,166	1,095,902
Commercial real estate loans	2,245,855	813,429	41,550	3,100,834
Residential mortgage loans	1,635,462	37,739	185,289	1,858,490
Consumer loans	1,623,069	51,488	31,654	1,706,211

Total loans	$11,285,568	$1,782,176	$280,830	$13,348,574

Change in loan balance from previous quarter	$627,116	($139,603)	($22,995)	$464,518

(l)	Loans which have been acquired and no allowance brought forward in accordance with acquisition accounting. Acquired-performing loans in pools with fully accreted purchase fair value discounts are reported as originated loans.
(m)	Loans acquired in an FDIC-assisted transaction. Non-single family loss share agreement expired at 12/31/14. As of 12/31/14, $196.7 million in loans and $7.1 million in ORE remain covered by the FDIC single family loss share agreement, providing considerable protection against credit risk.
(n)	Included in originated nonaccrual loans are $7.0 million and $9.9 million at 12/31/14 and 09/30/14, respectively, in nonaccruing restructured loans.
(o)	ORE received in settlement of acquired loans is no longer subject to purchase accounting guidance and has been included with ORE from originated loans. ORE received in settlement of covered loans remains covered under the FDIC loss share agreements.

Hancock Holding
Company
INNOVATIONS
FOR SUCCESS

Hancock Holding
Company

Hancock
Bank
WHITNEY
BANK

Fourth Quarter 2014 Financial Results January 22, 2015 Fourth Quarter 2014 Financial Results January 22, 2015

Certain of the statements or information included in this presentation may constitute forward-looking statements.  Forward-looking statements include projections of revenue, costs, results of operations or financial condition or statements regarding future market conditions or our potential plans and strategies for the future. Hancock’s ability to accurately project results, predict the effects of future plans or strategies, or predict market or economic developments is inherently limited.
We believe that the expectations reflected or implied by any forward-looking statements are based on reasonable assumptions, but actual results and performance could differ materially from those set forth in the forward-looking statements.  Factors that could cause actual results or outcomes to differ from those expressed in the Company's forward-looking statements include, but are not limited to, those outlined in Hancock's
SEC filings, including the “Risk Factors” section of the Company’s 10-K for the year ended December 31, 2013 and form 10-Q for the most recent quarter end.
Hancock undertakes no obligation to update or revise any forward-looking statements, and you are cautioned not to place undue reliance on such forward-looking statements.
Forward Looking Statement

Hancock Holding Company

Hancock
Bank
A Hancock Holding Company
WHITNEY
BANK
A Hancock Holding
Company

Hancock Holding Company
•
$21 billion in Total Assets
•
$14 billion in Total Loans
•
$17 billion in Total Deposits
•
ROA (operating) 0.92%
•
ROTCE (operating) 10.50%
•
NIM 3.63%
•
Efficiency Ratio 62.4%
•
Tangible Common Equity (TCE) 8.59%
•
Rated among the strongest, safest
financial institutions in the country by
BauerFinancial, Inc.
•
Earned top customer service marks with
Greenwich Excellence Awards
As of December 31, 2014 and 4
th
quarter of 2014

2014 Highlights
•
Core earnings up $38 million, or 31%,  and covered
120% of the after-tax runoff in purchase accounting
adjustments
•
Core E.P.S. up $.47 or 33%
•
Loans up $1.6 billion, or 13%, funded almost
entirely by deposit growth (up $1.2 billion, or 8%)
•
Stable core NIM
•
Achieved $50 million cost reduction goal
3 quarters early
•
Core revenue growth began in second half of 2014
and helped lower the operating efficiency ratio
314bps
•
Maintained strong credit quality and solid capital

($s in millions; except per share
data)
2014 2013 Fav/
(unfav)
Net Income $175.7 $163.4 8%
Earnings Per Share (diluted) $2.10 $1.93 9%
Operating Income* $194.1 $188.0 3%
Operating Earnings Per Share $2.32 $2.22 4%
Core Income** $159.2 $121.1 31%
Core Earnings Per Share $1.90 $1.43 33%
Nonoperating expense items $25.7 $38.0 32%
Return on Assets (operating) (%) 1.00 0.99 1bp
Return on Tangible Common
Equity (operating) (%)
11.37 11.85 (48bps)
Total Loans $13,895 $12,325 13%
Total Deposits $16,573 $15,361 8%
Net Interest Margin (%) 3.87 4.20 (33bps)
Net Interest Margin (%) (core) 3.33 3.39 (6bps)
Net Charge-offs (%)
(non-covered)
0.13 0.21 8bps
Tangible Common Equity (%) 8.59 9.00 (41bps)
Efficiency Ratio***  (%) 62.03 65.17 314bps
*     Operating income is defined as net income excluding tax-effected securities transactions gains or losses and nonoperating expense items.
**   Core income is defined as operating income less purchase accounting adjustments.  See table on slide 28.
*** Noninterest expense to total revenue (TE) excluding amortization of purchased intangibles, nonoperating expense items, and securities transactions.

Fourth Quarter 2014 Highlights
•
Steep declines in purchase accounting
adjustments over the last 2 quarters ($5 million in
each 3Q & 4Q) were offset by higher core
earnings with only a slight drop in operating
earnings
•
Higher core revenue of $7 million over the last 2
quarters achieved with operating expenses
essentially flat
•
Organic balance sheet growth momentum builds
in 4Q with loans up $547 million, or 16% LQA,
funded entirely by deposits (up $836 million, or
21% LQA)
•
Solid capital with a tangible common equity
(TCE) ratio at 8.59%, after using approximately
$38 million of capital to buyback stock during
the quarter and notwithstanding strong asset
growth
•
Minimal net charge-offs with a $7 million
increase in the allowance for noncovered loans
($s in millions; except per share
data)
4Q14 3Q14 Fav/
(unfav)
Net Income $40.1 $46.6 (14%)
Earnings Per Share (diluted) $.48 $.56 (14%)
Operating Income* $46.4 $49.1 (5%)
Operating Earnings Per Share $.56 $.59 (5%)
Core Income** $41.5 $41.2 1%
Core Earnings Per Share $.50 $.49 2%
Nonoperating expense items $9.7 $3.9 n/m
Return on Assets (operating) (%) 0.92 1.00 (8bps)
Return on Tangible Common
Equity (operating) (%)
10.50 11.28 (78bps)
Total Loans $13,895 $13,349 4%
Total Deposits $16,573 $15,737 5%
Net Interest Margin (%) 3.63 3.81 (18bps)
Net Interest Margin (%) (core) 3.27 3.32 (5bps)
Net Charge-offs (%)
(non-covered)
0.08 0.19 11bps
Tangible Common Equity (%) 8.59 9.10 (51bps)
Efficiency Ratio***  (%) 62.41 61.84 (57bps)

*     Operating income is defined as net income excluding tax-effected securities transactions gains or losses and nonoperating expense items.
**   Core income is defined as operating income less purchase accounting adjustments.  See table on slide 28.
*** Noninterest expense to total revenue (TE) excluding amortization of purchased intangibles, nonoperating expense items, and securities transactions.

Improving Trends in Core Results;
Narrowing The Gap Between Operating and Core

E.P.S. ROA
Core income is defined as operating income less purchase accounting adjustments (PAA). PAA items include loan accretion from Whitney and Peoples First, offset by amortization of the
Whitney bond portfolio premium, amortization of the Peoples First indemnification asset and amortization of intangibles. Operating income is defined as net income excluding tax-effected securities transactions gains or losses and nonoperating expense items. See table on slide 28.
Expect to eliminate the gap and begin reporting growth in operating results in 2015
$0.34
$0.36
$0.34
$0.39
$0.45
$0.46
$0.49
$0.50
$0.56
$0.55
$0.56
$0.55
$0.58
$0.59 $0.59
$0.56
$0.00
$0.10
$0.20
$0.30
$0.40
$0.50
$0.60
$0.70
1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14
"PAA Gap" Core EPS Operating EPS
$0.22
$0.19
$0.22
$0.16
$0.13 $0.13
$0.10
$0.06
0.00%
0.20%
0.40%
0.60%
0.80%
1.00%
1.20%
1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14
0.62%
0.64%
0.61%
0.70%
0.80%
0.82%
0.84%
0.82%
1.03%
0.99% 0.99%
0.97%
1.05%
1.04%
1.00%
0.92%
0.41%
0.35%
0.38%
0.27%
0.25%
0.22%
0.16%
0.10%
"PAA Gap" Core ROA Operating ROA

Less Than $5 Million Quarterly Gap
Between Operating and Core Net Income
Core income is defined as operating income less purchase accounting adjustments (PAA). PAA items include loan accretion from Whitney and Peoples First, offset by amortization of the
Whitney bond portfolio premium, amortization of the Peoples First indemnification asset and amortization of intangibles. Operating income is defined as net income excluding tax-effected securities transactions gains or losses and nonoperating expense items. See table on slide 28.
$12.3 million increase in quarterly core earnings since 1Q13 offset 85% of the decline in PAA income

$0
$10
$20
$30
$40
$50
1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14
$19.4
$16.6
$18.1
$13.0
$11.4
$10.9
$7.9
$4.9
$29.2
$30.3
$28.7
$32.8
$37.7
$38.7
$41.2
$41.5
$48.6
$46.9 $46.8
$45.8
$49.1
$49.6
$49.1
$46.4
"PAA Gap" Core income Operating income

Hancock Holding Company

Core Revenue
Operating Expense
$30
$25
$28
$20
$17
$17
$12
$7

Switch From Focus On Expense Reductions To
Revenue Growth In Offsetting Declining PAA

Insurance
Business Lines
Divestiture
26 Branch
Closures
12 Branch
Sales/Closures
$s in millions
Core revenue up $7 million last 2 quarters while operating expense down $1 million
Core income is defined as operating income less purchase accounting adjustments (PAA). PAA items include loan accretion from Whitney and Peoples First, offset by amortization of the
Whitney bond portfolio premium, amortization of the Peoples First indemnification asset and amortization of intangibles. Operating income is defined as net income excluding tax-effected securities transactions gains or losses and nonoperating expense items. See table on slide 28.
1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14
Core Revenue (TE)
$200 $203 $202 $201 $201 $200 $205 $207
PAA impact (pre-tax) $30 $25 $28 $20 $17 $17 $12 $7
Operating Expense
$160 $162 $161 $157 $147 $145 $145 $144
$140
$150
$160
$170
$180
$190
$200
$180
$185
$190
$195
$200
$205
$210
Core Revenue (TE) Operating Expense
PAA impact (pre-tax)

Hancock Holding Company

$13.0
$12.0
$11.0
$10.0
$9.0
$8.0
$7.0
$6.0
$5.0
$s in billions

	1Q13	2Q13	3Q13	4Q13	1Q14	2Q14	3Q14	4Q14
EOP Loans	$11.5	$11.7	$11.7	$12.3	$12.5	$12.9	$13.3	$13.9
EOP Loans less Energy	$10.5	$10.7	$10.5	$10.9	$11.0	$11.3	$11.6	$12.2
Energy (eop)	$1.0	$1.0	$1.2	$1.5	$1.6	$1.6	$1.7	$1.7
energy as a % of loans	8%	9%	11%	12%	12%	13%	13%	12%
LQA EOP growth	-3%	7%	2%	20%	7%	11%	14%	16%
LQA EOP growth excl energy	-6%	6%	-7%	14%	4%	10%	13%	20%

Loans Have Grown Steadily Since 1Q13
• Total EOP loans of $13.9 billion were up $547 million,
or 16% LQA
• All markets across the franchise reported net loan
growth during the quarter, with south Louisiana,
Houston and central Florida generating two-thirds of the
growth
• Energy loans totaled $1.7 billion or 12% of total loans
at December 31, 2014; minimal energy portfolio growth
in the second half of 2014
$s in millions
$s in millions

Commercial
& RE loans
$316
66%
Mortgage
$72
15%
Consumer
$88
19%
Average 4th qtr net loan growth by category
+$476 million
C&I
$6,044
43%
C&D
$1,107
8%
CRE
$3,144
23%
Mortgage
$1,894
14%
Consumer
$1,706
12%
Total Loans
$13,895 million
12/31/14

Energy Concentration Risk Is
Well-Managed
•
Energy lending has been a core competency for more than 60 years
•
Disciplined underwriting, long term relationships
•
Reviewed all energy clients with $1 million or greater in exposure and stress tested the entire energy portfolio
•
Should pricing pressures on oil continue, we could see some
downward pressure on risk ratings that could lead to additional provision expense in future quarters
•
Impact and severity will depend on overall oil price reduction and duration of the cycle
•
Management believes that even if downgrades occur, they will not result in significant losses

As of December 31, 2014

Hancock Holding Company

Chargeoffs O&G
$s in thousands
$16,500
$14,500
$12,500
$10,500
$8,500
$6,500
$4,500
$2,500
$500
$(1,500)
$135.00
$120.00
$105.00
$90.00
$75.00
$60.00
$45.00
$30.00
$15.00
$-
Price per barrel (price at quarter-end)
1Q93
4Q93
3Q94
2Q95
1Q96
4Q96
3Q97
2Q98
1Q99
4Q99
3Q00
2Q01
1Q02
4Q02
3Q03
2Q04
1Q05
4Q05
3Q06
2Q07
1Q08
4Q08
3Q09
2Q10
1Q11
4Q11
3Q12
2Q13
1Q14
4Q14
Net chargeoffs (O&G)
Price Oil (WTI)

Oil & Gas Portfolio Strong;
Monitoring For Signs of Stress
•
Relationship business dating back to post WWII
•
Excellent source of no/low cost core deposits
•
Low prices can limit loan growth for new bank customers
•
High credit quality portfolio
•
After coming off 4 good years in the industry, our clients
typically have low/moderate leverage and strong balance sheets
•
With experienced management in place, many of our clients
have been reacting to the reduction in oil prices by proactively managing expenses, lowering discretionary spending or
reducing capital expenditures

As of December 31, 2014
$s in millions
Diversified portfolio with concentration limits for
individual categories
High credit quality portfolio with historically low loss rates; disciplined underwriting
Low level of cumulative losses over previous down cycles
E&P (RBL)
$648
38%
Product
Transportation
$102
6%
Support
$964
56%
Oil & Gas Portfolio 12/31/14
(outstandings=$1.7B)

E&P (RBL) Portfolio Diversified,
Profitable
•
Priority, secured loans
•
59% private companies, 41% public companies
•
Approximately 60% oil, 40% gas
•
Lend only on proved reserves (on a risked basis);
90%+ are covered by Proved Developed Producing
Reserves alone
•
75% of our E&P customers have hedges in place;
average tenor 2 years
•
Our clients breakeven at different prices/barrel oil
–
Breakeven varies depending on the basin
–
Our customers are diversified across 12 primary basins in  the U.S. and in the Gulf of Mexico
–
Average cash flow breakeven price per barrel of oil extracted, for our clients, based on current proved, producing reserves is approximately $25 per barrel (ie. lifting costs, taxes)
–
Lower cost basins will remain active; higher cost basins will slow in activity
•
Underwriting price decks lowered in line with the NYMEX strip price; based on a longer-term forecast
•
Borrowing base redeterminations twice per year
•
Current line utilization is approximately 58%

As of December 31, 2014
E. Tx/Barnett
6%
Rockies
16%
Black Warrior
1%
Eagle Ford
7%
Raton
2%
Mid-continent
22%
LA onshore
4%
California
1%
Permian Basin
15%
Appalachia
3%
Gulf of Mexico -
shelf
20%
Gulf of Mexico -
deep water
3%
% of E&P portfolio

Support Sector Companies Have
Weathered Previous Cycles
• Many of our clients have operated through previous cycles, including the mid 80s, late 90’s and 2008
• Our clients typically have low/moderate leverage,
strong balance sheets and experienced management
• Support drilling:
–
Contract drillers (33%), Rental tools (30%),
Completion services (24%), Other (13%)
• Support nondrilling:
–
Helicopter and marine transportation (52%)
–
Fabrication, Construction, Installation (21%)
–
Other (i.e. Engineering, Inspection, Diving,
Management) (19%)
–
Supply/Manufacturing (8%)
–
Most of the support nondrilling companies are
based in south Louisiana and Houston, and many are supporting offshore activity
• Day rates and service sector profitability will be impacted, but we believe current margins and liquidity will cushion the impact for our customers
• Current line utilization is approximately 57%

As of December 31, 2014
Current clients Average
years in
business
Average
years with
the bank
Support drilling 29 17
Support nondrilling 27 15
$s in millions
Support - drilling
$310
32%
Support -
nondrilling
(transportation)
$342
36%
Support -
nondrilling (other)
$311
32%
Support Sector 12/31/14
(outstandings=$1.0B)

Allowance For Loan Losses
• The allowance for loan losses was $128.8 million (0.93%) compared to $125.6 million
(0.94%) linked-quarter
– The allowance maintained on the non-FDIC acquired portion of the loan portfolio increased $7.2 million linked-quarter, totaling $98.2 million and the impaired reserve on the FDIC acquired loan portfolio declined $4.0 million linked-quarter
– Impact of the current energy cycle on the allowance:
– Year-end allowance calculation reflects our review of all $1 million+ energy credits and stress testing of the entire energy portfolio
– We are disciplined in our underwriting, and while we could see some pressure in risk ratings, based on what we know today we expect no significant loss in our energy portfolio
– We believe our current reserves are sufficient to cover any losses in the portfolio
– Should pricing pressures on oil continue, we could see some downward pressure on risk ratings that could lead to additional provision expense in future quarters
– Impact and severity will depend on overall oil price reduction and duration of the cycle

As of December 31, 2014

Solid Asset Quality Metrics
• NPA ratio 1.06%, down from 1.10% linked-quarter
– Nonperforming assets totaled $148 million, up less than $1 million from September 30, 2014
– Nonperforming loans declined $2.6 million linked-quarter
– ORE and foreclosed assets increased $3.5 million linked-quarter, mainly related to former branch property
– ORE includes approximately $18 million of  former branch property
• Provision for loan losses (mostly for noncovered loans) was $9.7 million, up $0.3 million from 3Q14
• Noncovered net charge-offs totaled $2.6 million, or 0.08%, down from $6.4 million, or
0.19%, in 3Q14

As of December 31, 2014
1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14
1.98%
1.84%
1.83%
1.50%
1.43%
1.22%
1.10%
1.06%
Nonperforming Asset (NPA) Ratio

Securities Portfolio No Longer
Funding Loan Growth
• Portfolio totaled $3.8 billion, down $87 million
linked-quarter
• Yield 2.36% - unchanged linked-quarter
• Unrealized gain (net) of $28.4 million on AFS
• 57% HTM, 43% AFS
• Duration 3.5 compared to 3.9 at September 30,
2014
• Balance sheet is asset sensitive over a 2 year
period to rising interest rates under various
shock scenarios
• IRR modeling is based on conservative
assumptions
–
Flat balance sheet
–
Loan portfolio 55% variable
–
Modeled lag in deposit rate increases
–
Conservative % DDA attrition for certain increases in
rates
$s in millions
Period-end balances. As of December 31, 2014

Net Interest Income Scenarios
Regulatory Rate Shocks
CMO
$1,174
31%
MBS
$2,117
56%
Munis
$195
5%
U. S. Agencies
and other
$312
8%
Securities Portfolio
Mix 12/31/14
0.00%
2.00%
4.00%
6.00%
8.00%
10.00%
12.00%
14.00%
+100 shock +200 shock +300 shock +400 shock
Year 1 Year 2

Solid Levels Of Core Deposit Funding
•
Total deposits $16.6 billion, up $836 million, or 5%,
linked-quarter
$s in billions
$s in millions

$s in millions
1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14
Avg Qtrly Deposits
$15.3 $15.2 $15.0 $14.9 $15.3 $15.1 $15.4 $15.9
LQA EOP growth
-13% -3% -3% 8% -2% -1% 13% 21%
$13.5
$14.0
$14.5
$15.0
$15.5
$16.0
Noninterest
bearing
$5,945
36%
bearing
transaction &
savings
$6,532
39%
bearing public
funds
$1,983
12%
Time deposits
$2,113
13%
Total Deposits
$16,573 million
12/31/14
Noninterest
bearing
$142
27%
bearing
transaction &
savings
$219
42%
bearing public
funds
$51
10%
Time deposits
$109
21%
•
Funding mix remained strong
•
DDA comprised 36% of total period-end deposits
•
Cost of funds increased 2 basis points to 23 bps
Noninterest-bearing demand deposits (DDA) increased $79 million
$206 million increase in interest-bearing transaction and savings deposits
$103 million increase in time deposits (CDs)
$448 million increase in seasonal interest-bearing public fund deposits
–
–
–
–
Interest-
Interest-
Interest-
Interest-
category +$521 million
Average 4     qtr net deposit growth by
th

Core NIM Expected To Stabilize
• Reported net interest margin (NIM) 3.63%, down 18 bps linked-quarter; $6 million decline in purchase accounting loan accretion
• Core NIM declined 5 bps
– Decline in core loan yield (-3bps) and increase in the cost of funds (+2bps) impacted NIM
– Stabilization of core NIM began in late 3Q14
– Better earning asset mix and increased loan volume drivers of increases in core net interest income

As of December 31, 2014
5.10%
5.00%
4.86%
4.63%
4.41%
4.09%
4.02%
3.97%
3.94%
3.91%
2.43%
2.47%
2.43%
2.36% 2.36%
0.23% 0.23% 0.22%
0.21%
0.23%
4Q13 1Q14 2Q14 3Q14 4Q14
Loan Yield - reported Loan Yield - core* Securities Yield - reported Cost of Funds - reported
4.09%
4.06%
3.99%
3.81%
3.63%
3.40%
3.37%
3.35%
3.32%
3.27%
$136
$138
$140
$142
$144
$146
$148
$150
0.00%
0.50%
1.00%
1.50%
2.00%
2.50%
3.00%
3.50%
4.00%
4.50%
4Q13 1Q14 2Q14 3Q14 4Q14
Core NII NIM - reported NIM - core
Core NIM = reported net interest income (TE) excluding total net purchase accounting adjustments, annualized, as a percent of average earning assets.
(See slide 27)

Manageable Declines in Purchase Accounting
Impact Expected in Future Quarters
Impact of Purchase Accounting Adjustments
(projections will be updated quarterly; subject to change)
$s in  millions
*Projected revenue includes loan accretion from Whitney and Peoples First, offset by amortization of the Whitney bond portfolio premium and amortization of the Peoples First indemnification asset.

N/M N/M
As of December 31, 2014
1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14
1Q15
E
2Q15
E
3Q15
E
4Q15
E
1Q16
E
2Q16
E
3Q16
E
4Q16
E
PAA Revenue - act*
37 33 35 27 24 23 19 14
PAA Revenue - proj*
11 10 9 9 4 4 3 3
Intangible Amort
7 7 7 7 7 7 7 6 6 6 6 6 5 5 5 5
Pre-tax impact
30 25 28 20 17 17 12 7 5 4 3 3 -1 -1 -2 -2
$0
$5
$10
$15
$20
$25
$30
$35
$40
4
2012 2013 2014 2015 2016
Post
2016
Revenue impact*
$124 $132 $80 $39 $14 $16
Pre-tax impact PAA
$93 $103 $54 $15
$0
$25
$50
$75
$100
$125
$150

Core Noninterest Income Down Linked-Quarter;
Investing In Future Growth Initiatives
•
Noninterest income, including securities transactions, totaled
$57 million, down $1.0 million linked-quarter
– Amortization of the indemnification asset for FDIC covered loans totaled
$2.1 million, compared to $2.8 million in the third quarter; the amortization is a reduction to noninterest income and is a result of a lower level of expected future losses on covered loans (non-core)
•
Noninterest income, adjusted for the item noted above, decreased approximately $1.6 million linked-quarter
•
Service charges on deposits totaled $19 million, down $1 million, or 5%, from the third quarter
•
Investment & annuity income and insurance fees totaled $6.6 million, down
$0.9 million, or 12%, linked-quarter reflecting seasonality in this line of business
•
Trust fees totaled $11.6 million, virtually unchanged from the third quarter with an increase in core business during the quarter offset by recent market volatility
•
Fees from secondary mortgage operations totaled $2.0 million, down $0.3 million, or 14%, linked-quarter
•
Other noninterest income (excluding IA amortization) totaled $8.7 million, up
$0.9 million, or 12%, linked-quarter
$s in millions

As of December 31, 2014
Service
Charges on
Deposit
$19.0
33%
Trust
$11.6
20%
Investment &
annuity
$4.7
8%
Insurance
$1.9
3%
Bankcard and
ATM
$11.2
20%
Secondary
mortgage
operations
$2.0
4%
Other
(including IA
amort)
$6.6
12%
Fee Mix 4Q14

Hancock Holding Company

Linked-Quarter Operating Expense

$148
$146
$144
$142
$140
Millions
$0.521
$0.783
$1.105
$0.125
$0.788
$145.192
$144.671
$143.888
$144.993
$144.868
$144.080
$144.080
3Q2014
Personnel expense
Occupancy and Equipment
ORE Expense
Amortization of Intangibles
Other Operating Expense
4Q2014

Continuing To Manage To A Lower
Level Of Operating Expense
• Operating expense totaled $144 million in 4Q14, down $1.1 million linked-quarter
• 4Q14 operating expense excludes $9.7 million of nonoperating expenses, mainly incurred in connection with the Company’s ongoing expense and efficiency initiative, although a portion of these costs were amounts paid to recently separated executives
• Personnel expense totaled $79.5 million, a decrease of $0.5 million, or less than 1%, linked-quarter
• Occupancy and equipment totaled $14.6 million, down $0.7 million, or 5%,  linked-quarter
• ORE expense totaled $1.0 million for 4Q14, reflecting a more normalized level of quarterly expense
– The prior 2 quarters included gains from ORE dispositions which offset quarterly expenses
• Other operating expense declined $0.8 million, or 2%, linked-quarter
As of December 31, 2014; excluding nonoperating expense items

$s in millions
Personnel
$79.5
55%
Occupancy
$10.6
7%
Equipment
$4.0
3%
ORE
$1.0
1%
Other
$42.6
30%
Amortization
of intangibles
$6.4
4%
Operating Expense Mix 4Q14

Targeted Efficiency Ratio:
Below 60% By 4Q16
•
Continuing to manage expenses in the near-term, however expenses may rise over the next couple of quarters as investments in higher-
return, revenue-generating initiatives are made
•
Remain committed to keeping expenses in line with expectations;
expect normal annual increases

55%
60%
65%
70%
1Q13 2Q13 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14
Efficiency Ratio*
Efficiency Ratio ER Target
*The efficiency ratio is noninterest expense to total revenue (TE) excluding amortization of purchased intangibles, nonoperating expense items, and securities transactions.

Recent Revenue Initiatives
•
Realigned banking organization under a single executive and implemented geographic leadership to improve focus on revenue
•
Making progress in our Business, Commercial & Private Banking Segments with over 50% loan growth in 2014
– We believe these segments offer better granularity in the portfolio and will help us improve our loan yield
– In addition, these segments present great opportunities to continue to build strong core deposits
•
Continuing to introduce new initiatives designed to add loan volume, improve pricing and enhance loan/earning asset mix
– Entering Equipment Finance Business - a perfect complement to our large C&I client base
– Hired seasoned Equipment Finance Industry executive to build a scalable Equipment Finance
Company
– Placing a huge emphasis on improving our loan yield through improving our mix of loans, as well as making investments in new pricing tools and better discipline
•
Investing in products to improve our position in processing payments for clients in Small Business and
Commercial Banking
– We expect to make a similar investment in Merchant Services in 2015
– Our core Treasury Management business continues to grow nicely as we build market share across the commercial segments

Solid Capital Levels
•
TCE ratio 8.59%, down 51 bps linked-quarter related to organic balance sheet growth, common stock buyback and a decrease in OCI primarily related to a change in pension liability
•
New 5% common stock buyback authorized by the Board of Directors in July 2014
— Approximately 4 million shares
— Repurchased 1,224,279  shares @ an average price of $30.75 (approximately $38 million) in 4Q14
— YTD repurchases total 1,529,542 shares @ an average price of $31.13 (approximately $48 million), or 37% of total authorization
— Authorization effective through 12/31/15
•
Will continue to review additional options to deploy excess capital in the best interest of the
Company and its shareholders
– Organic growth
– Stock buyback
– M&A
– Dividends
*Stock Buyback
(ASR) initiated

As of December 31, 2014
7.00%
8.00%
9.00%
10.00%
11.00%
12.00%
13.00%
1Q13 2Q13* 3Q13 4Q13 1Q14 2Q14 3Q14 4Q14e
Capital Ratios
TCE Tier 1 Risk-Based Capital

Near-Term Outlook
4Q14 Items to note Outlook
Loans +16% LQA
+13% Y-o-Y
8-12% EOP growth for full year 2015
(Limited growth in energy)
Purchase
Accounting
Adjustments (PAAs)
$7.4 million
pre-tax
(see slide 28)
Includes items
impacting revenue
and expense
Continuing declines in quarterly PAA revenue and
expense (see slide 19)
Net Interest Margin
(NIM)
3.63% reported
3.27% core
Reported down
18bps; Core down
5bps
Downward pressure on reported margin; stabilization
of core NIM; increasing core net interest income
Core Revenue $206.7 million Excludes PAAs
noted above
Recent growth reflects initiatives started in the prior
several quarters; expect growth to accelerate in 2H15
as initiatives continue to mature
Loan Loss Provision $9.7 million Includes $7 million
of reserve build
Should pricing pressures on oil continue, we could
see some risk rating downgrades and increased
provisions; not expecting significant charge-offs
Noninterest Expense $144.1 million
operating
$9.7 million of
nonoperating costs
Slightly higher in the near term due to seasonality and
as investments are made in revenue-generating
initiatives
E.P.S. – operating
E.P.S. – core
$.56
$.50
See calculation on
slides 26 and 28
Operating E.P.S. flat due to declining purchase
accounting revenue; expect growth in 2H15
Continued growth in core E.P.S.

As of December 31, 2014

Appendix:
EPS calculation
$s in thousands, except E.P.S. Three
Months
Ended
12/31/14
Three
Months
Ended
9/30/14
Three
Months
Ended
12/31/13
Operating income to common shareholders $46,376 $49,079 $45,773
Income allocated to participating securities (981) (931) (932)
Operating income allocated to common shareholders $45,395 $48,148 $44,841
Weighted average common shares – diluted 81,530 81,942 82,220
E.P.S. - diluted $.56 $.59 $.55
See Note 7 in the most recent 10Q for more details on the two-class method for E.P.S. calculation.

Appendix: Purchase Accounting Adjustments
Core NII & NIM Reconciliation
($s in millions) 4Q14 3Q14 2Q14 1Q14 4Q13
Net Interest Income (TE) – reported (NII) $163.6 $166.2 $167.3 $168.2 $168.5
Whitney expected loan accretion (performing) 2.7 5.0 5.8 6.7 9.3
Whitney expected loan accretion (credit impaired) 13.8 17.0 19.8 20.8 18.2
Peoples First expected loan accretion .7 .8 2.5 2.1 2.8
Excess cash recoveries* --- --- --- --- ---
Total Loan Accretion $17.2 $22.8 $28.1 $29.7 $30.3
Whitney premium bond amortization (1.2) (1.3) (1.4) (1.5) (1.8)
Whitney and Peoples First CD accretion --- --- .1 .1 .1
Total Net Purchase Accounting
Adjustments (PAAs) impacting NII
$16.0 $21.5 $26.7 $28.3 $28.5
Net Interest Income (TE) – core
(Reported NII less net PAAs)
$147.6 $144.7 $140.6 $139.9 $140.0
Average Earning Assets $17,911 $17,324 $16,792 $16,740 $16,377
Net Interest Margin – reported 3.63% 3.81% 3.99% 4.06% 4.09%
Net Purchase Accounting Adjustments (%) .36% .49% .64% .69% .69%
Net Interest Margin - core 3.27% 3.32% 3.35% 3.37% 3.40%
* Excess cash recoveries include cash collected on certain zero carrying value acquired loan pools above expected amounts.

Appendix: Non-GAAP Reconciliation
(Net Income, ROA, E.P.S.)
$s in millions Three
Months
Ended
12/31/14
Three
Months
Ended
9/30/14
Three
Months
Ended
12/31/13
Twelve
Months
Ended
12/31/14
Twelve
Months
Ended
12/31/13
Net income $40.1 $46.6 $34.7 $175.7 $163.4
Adjustments from net to operating income
Securities transactions gains/(losses) - - 0.1 - 0.1
Total nonoperating expense items (pre-tax) 9.7 3.9 17.1 25.7 38.0
Taxes on adjustments at marginal tax rate 3.4 1.4 6.0 7.2 13.3
Total adjustments (net of taxes) 6.3 2.5 11.1 18.4 24.6
Operating income $46.4 $49.1 $45.8 $194.1 $188.0
Adjustments from operating to core income
PAA – Net Interest Margin (see slide 27) 16.0 21.5 28.5 92.5 133.9
Intangible Amortization (noninterest expense) -6.4 -6.6 -7.0 -26.6 -28.8
Amortization of Indemnification Asset (noninterest income) -2.1 -2.8 -1.6 -12.1 -2.2
Total Purchase Accounting Adjustments (PAA) (pre-tax) $7.4 $12.1 $19.9 $53.8 $102.9
Taxes on adjustments at marginal tax rate 2.6 4.2 7.0 18.8 36.0
Total PA adjustments (net of taxes) 4.8 7.9 12.9 35.0 66.9
Core Income (Operating less purchase accounting items) $41.5 $41.2 $32.9 $159.2 $121.1
Average Assets $20,090 $19,550 $18,739 $19,437 $18,929
ROA (operating) 0.92% 1.00% 0.97% 1.00% 0.99%
ROA (core) 0.82% 0.84% 0.70% 0.82% 0.64%
Weighted Average Diluted Shares (thousands) 81,530 81,942 82,220 82,034 83,167
E.P.S. (operating) $.56 $.59 $.55 $2.32 $2.22
E.P.S. (core) $.50 $.49 $.39 $1.90 $1.43

Appendix:
Whitney Portfolio Continues Solid Performance
• Loan mark on the acquired-performing portfolio accreted into earnings over the life of the portfolio
• Credit-impaired loan mark available for charge-offs; if not needed for charge-offs then accreted into income
• Quarterly reviews of accretion levels and portfolio performance will impact reported margin
$s in millions
Credit-
Impaired Performing Total
Whitney loan mark at acquisition
(as adjusted in 4Q11)
$284 $187 $471
Acquired portfolio loan balances at acquisition $818 $6,101 $6,919
Discount at acquisition 34.7% 3.1% 6.8%
Remaining Whitney loan mark at 12/31/14 $65 $5 $70
Remaining acquired portfolio loan balances at 12/31/14 $123 $777 $900
Acquired loan charge-offs from acquisition thru 12/31/14 $23 $14 $37
Discount at 12/31/14 52.8% 0.6% 7.8%

As of December 31, 2014

Appendix:
Peoples First Loan Mark Used For Charge-Offs
•
FDIC acquired loan portfolio
•
Entire loan mark available for charge-offs; if not needed for charge-offs then accreted into income
•
Quarterly reviews of accretion levels and portfolio performance will impact reported margin
•
FDIC loss share receivable totaled $60.3 million at December 31, 2014
•
Non-single family FDIC loss share agreement expired at December 31, 2014
•
$197 million remains covered under FDIC single family loss share agreement
$s in millions Credit Impaired
Peoples First loan mark at acquisition  (12/2009) $509
Charge-offs from acquisition thru 12/31/14 $430
Accretion since acquisition date $90
Remaining loan mark at 12/31/14 $33
Impairment reserve at 12/31/14 $31
Remaining portfolio loan balances at 12/31/14 $284
Discount & allowance at 12/31/14 23%

As of December 31, 2014

Fourth Quarter 2014 Financial Results January 22, 2015 Fourth Quarter 2014 Financial Results January 22, 2015